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                                  EXHIBIT 23.1

                          CONSENT OF DELOITTE & TOUCHE

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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement No. 33-33693 of Williams-Sonoma, Inc., regarding the Employee Profit Sharing and Stock Incentive Plan, on Form S-8, of our reports dated March 24, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for income taxes effective February 1, 1993), appearing in and incorporated by reference in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 29, 1995.


Deloitte & Touche LLP
San Francisco, California
January 24, 1996